EXHIBIT 99

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary language identifying the important factors that could cause actual results to differ materially from those projected in the statement.  To comply with these “safe harbor” provisions, we have previously filed a list of such factors as an exhibit to a Current Report on Form 8-K and are hereby amending and restating the list of factors set forth therein. Factors which could cause our actual results to differ materially from any projections, forecasts or estimates made by us or on our behalf in forward-looking statements include, but are not limited to, the following:

a) changes in levels of competition from our current competitors and potential new competition from both retail stores and alternative methods or channels of distribution (such as electronic, telephone, and mail order shopping services), or the use of technology to provide those products and services we currently sell.

b) loss of a significant vendor or prolonged disruption of product supply.

c) the presence or absence of new products in our product categories, including the level of consumer acceptance of new technology, particularly digital products, and its impact on demand for existing technology products.

d) the impact of changes in technology on the pricing and profit margins associated with products in our product categories.

e) changes in income tax rules and regulations or interpretations of existing legislation.

f) changes in the general economic conditions in the United States or Canada including, but not limited to, consumer credit availability, consumer debt levels, financial market performance, interest rates, consumer sentiment, inflation, commodity prices, unemployment and other factors that impact consumer confidence and spending.

g) changes in customer demand and sentiment or attitudes regarding the purchase of extended service contracts.

h) changes in availability and cost of working capital financing from vendors and lending institutions, including the availability and cost of long-term financing to support self-developed and third-party developed retail store and distribution facilities.

i) adverse outcomes from significant litigation matters.

j) the imposition of additional restrictions or regulations regarding the sale of products or services we offer.

k) changes in our ability to attract, retain and develop highly-qualified employees or changes in the cost or availability of a sufficient labor force to manage and support our operations.

l) changes in our ability to meet objectives with regard to business acquisitions or new business ventures.

m) the occurrence of severe weather events prohibiting consumers from traveling to retail locations.

n) changes in the availability of suitable real estate locations for expansion on acceptable terms.

o) the disruption of global, national or regional transportation systems.

p) changes in our ability to successfully maintain our strategic alliances, including our strategic alliance with Microsoft Corporation.

q) the occurrence of certain material events including natural disasters, acts of terrorism, the outbreak of war or other significant national or international events.

r) our ability to react in a timely manner and maintain our critical business processes and information systems capabilities in a disaster recovery situation.

The foregoing should not be construed as an exhaustive list of all factors that could cause actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf.